NSAR ITEM 77O
May 1, 2001 - October 31, 2001
VK Pennsylvania Quality Municipal Trust
10f-3 Transactions

Underwriting #   Underwriting    Purchased   Amount of    % of        Date of
                                 From       shares    underwriting   Purchase

    1         Puerto Rico G.O.  Goldman Sachs   3,000    0.24%       5/25/01

Underwriters for #1
Salomon Smith Barney
Merrill Lynch & Co.
Bear,Stearns & Co. Inc.
J.P. Morgan Securities Inc.
Lehman Brothers
Morgan Stanley Dean Witter
Ramirez & Co., Inc.
UBS Painewebber Inc.